UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2008

VERENIUM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-29173	22-3297375
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

55 Cambridge Parkway, Cambridge, MA	02142
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 674-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On April 1, 2008, Verenium Corporation delivered a Notice of Adjustment to the registered holder of its 5.50% Convertible Senior Notes due 2027 (the “Notes”) and Wells Fargo Bank, National Association, as trustee (the “Trustee”), under the Indenture, dated as of March 28, 2007 (the “Indenture”), between Verenium and the Trustee, indicating that Verenium has adjusted the Conversion Rate (as defined in the Indenture) of the Notes such that, effective as of April 1, 2008, the Conversion Price (as defined in the Indenture) is $6.40. A copy of the Notice of Adjustment is attached to this report as Exhibit 99.1 and is incorporated herein by reference to this Item 8.01.

Forward Looking Statements

Except for historical information contained in this current report and the exhibit hereto, the matters set forth in this current report and in the exhibit contain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements in this Form 8-K include, without limitation, statements about the conversion rate with respect to Verenium’s Notes. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the risks described from time to time in Verenium’s filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2007 and subsequent filings. The forward-looking statements are based on current information that is likely to change and speaks only as of the date hereof.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Notice of Adjustment, dated April 1, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERENIUM CORPORATION

Dated: April 1, 2008	By:	/s/ John A. McCarthy, Jr.
	Name:	John A. McCarthy, Jr.
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Notice of Adjustment, dated April 1, 2008.